Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Michael R. Kallet, President and Chief Executive Officer and Eric E. Stickels, Executive Vice President and Chief Financial Officer of Oneida Financial Corp. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2009 and that to the best of his knowledge:
(1)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

May 27, 2010 Date	/s/ Michael Kallet President and Chief Executive Officer

May 27, 2010	/s/ Eric Stickels

Date	Executive Vice President and Chief Financial Officer
(Principal financial and accounting Officer)